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                          EXHIBIT 5.0

              OPINION OF B. JUDSON HENNINGTON III
                as to the validity of the shares
                   of Intergraph Common Stock

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                                                        EXHIBIT 5
                     INTERGRAPH CORPORATION
                  ONE MADISON INDUSTRIAL PARK
                HUNTSVILLE, ALABAMA  35894-0001



                        October 27, 1994



Board of Directors
Intergraph Corporation
One Madison Industrial Park
Huntsville, Alabama  35894-0001

          Re:   Intergraph Corporation -- Registration of  up  to
          1,079,738  Shares  of $.10 Par Value  Common  Stock  on
          Securities and Exchange Commission Form S-4

Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended, of up to 1,079,738 shares of common stock, $.10 par value (the "Company Stock") of Intergraph Corporation, a Delaware corporation (the "Company"), for issuance and sale in the manner described in the Company's registration statement on Form S-4 filed with the Securities and Exchange Commission, to which this opinion will be an exhibit (the "Registration Statement"), I, as Assistant General Counsel to the Company, have examined such corporate records, certificates, other documents, proceedings, and matters of law as I have considered necessary or appropriate for the purposes of rendering this opinion.

      Based on the foregoing, I am of the opinion that the shares of Company Stock offered pursuant to the Registration Statement have been duly and validly authorized and, when issued in accordance with appropriate corporate proceedings and the terms of the respective governing documents, will be duly and validly issued, fully paid, and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Yours very truly,


                                   /s/ B. Judson Hennington III